UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2008

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

(a)	On March 28, 2008, Plum Creek Timberlands, L.P. (the “Partnership”), a wholly owned operating subsidiary of Plum Creek Timber Company, Inc. (the “Company”), entered into a $250 million ($250,000,000.00) term credit agreement with Bank of America, N.A. and several other banks party thereto, as lenders (the “Credit Agreement”). Interest on the borrowing will accrue at a variable rate based on the London Interbank Offered Rate, or LIBOR, and the Partnership’s published debt rating. Currently, the applicable rate of interest on the borrowing is LIBOR plus 1.00%, or 3.68%. The Partnership may prepay the borrowing under the Credit Agreement at any time or from time to time without premium or penalty, provided that the entire outstanding amount of the borrowing must be repaid on or before June 15, 2012. Amounts repaid may not be re-borrowed.

The Credit Agreement contains terms that are customary for a borrower with an investment grade debt rating. These terms include customary event of default provisions and covenants that are substantially similar to those contained in the Partnership’s $750 million revolving credit facility and its $350 million term credit agreement. Among other things, these covenants require the Partnership to maintain certain interest coverage and maximum leverage ratios, restrict the Partnership from executing certain fundamental changes (e.g., merge, consolidate, dissolve, liquidate or sell substantially all of its assets to another party) or entering into certain sale and leaseback transactions, and limit the ability of the Partnership and its subsidiaries to incur liens on their properties. The covenants also require the Partnership to use proceeds from timberland sales in excess of specified amounts (1.6 million acres in any two-year period and 2.0 million acres in the aggregate) to reinvest in timberland assets or repay indebtedness.

The borrowing under the Credit Agreement is an unsecured and unsubordinated obligation of the Partnership, and ranks equally with all of the Partnership’s other unsecured and unsubordinated indebtedness from time to time outstanding.

For a complete description of the terms and conditions of the Credit Agreement, please refer to the Credit Agreement, which is incorporated herein by reference and filed with this Current Report on Form 8-K as Exhibit 10.1.

Bank of America, N.A. and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and general financing services for the Company and the Partnership.

Section 2. Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is filed with this report:

Exhibit No.

10.1	Credit Agreement, dated as of March 28, 2008, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and The Royal Bank of Scotland, as Syndication Agents, Banc of America Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, and the Other Financial Institutions Party Thereto (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: March 31, 2008

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

10.1	Credit Agreement, dated as of March 28, 2008, among Plum Creek Timberlands, L.P., Bank of America, N.A., as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and The Royal Bank of Scotland, as Syndication Agents, Banc of America Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, and the Other Financial Institutions Party Thereto (filed herewith).